EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

OPERATIONAL PERFORMANCE FOR JUNE 2003

HOUSTON, July 1, 2003 - Continental Airlines (NYSE: CAL) today reported an all-time record systemwide mainline jet load factor of 81.0 percent for June 2003, 2.3 points above last year's June load factor and 0.6 points above the previous record set in July 2000. Continental reported an all-time record domestic mainline jet load factor of 81.8 percent, 4.3 points above June 2002, and 2.6 points above the previous record of June 2000. Continental reported an international mainline jet load factor of 79.8 percent for June 2003.

During the month, Continental recorded a DOT on-time arrival rate of 81.4 percent and a systemwide completion factor of 99.9 percent for its mainline jet operations.

In June 2003, Continental flew 5.4 billion mainline jet revenue passenger miles (RPMs) and 6.6 billion mainline jet available seat miles (ASMs) systemwide, resulting in a traffic decrease of 1.5 percent and a capacity decrease of 4.3 percent compared to June 2002. Domestic mainline jet traffic was 3.3 billion RPMs in June 2003, up 3.4 percent from June 2002, and June 2003 domestic mainline jet capacity was 4.1 billion ASMs, down 2.0 percent from June 2002.

Systemwide June 2003 mainline jet passenger revenue per available seat mile (RASM) is estimated to be relatively flat compared to June 2002, with a year-over-year RASM change ranging from -1% to +1%, while showing improvement in the second half of the month. For May 2003, RASM increased 2.0 percent compared to May 2002.

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JUNE 2003 OPERATIONAL PERFORMANCE/PAGE 2

Continental ended June 2003 with a record-high quarter end consolidated cash and short-term investments balance of approximately $1.62 billion (including $128 million of restricted cash), which is an increase of approximately $440 million since the end of the first quarter of 2003.

ExpressJet Airlines, a subsidiary of Continental Airlines doing business as Continental Express, separately reported an all-time record load factor of 73.5 percent for June 2003, 5.5 points above last year's June load factor and 3.5 points above the previous record set last month. ExpressJet flew 538.9 million RPMs and 733.7 million ASMs in June 2003, resulting in a traffic increase of 55.9 percent and a capacity increase of 44.2 percent versus June 2002.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2002 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that June arise after the date of this press release.

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JUNE 2003 OPERATIONAL PERFORMANCE/PAGE 3

PRELIMINARY TRAFFIC RESULTS
JUNE	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	3,319,825	3,211,792	3.4 Percent

International	2,062,293	2,253,486	(8.5) Percent
Transatlantic	1,030,432	1,094,475	(5.9) Percent
Latin America	677,945	652,452	3.9 Percent
Pacific	353,917	506,559	(30.1) Percent

Total Jet	5,382,118	5,465,278	(1.5) Percent

ExpressJet	538,935	345,799	55.9 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,059,192	4,143,051	(2.0) Percent

International	2,584,718	2,797,195	(7.6) Percent
Transatlantic	1,205,885	1,255,835	(4.0) Percent
Latin America	878,904	906,747	(3.1) Percent
Pacific	499,929	634,612	(21.2) Percent

Total Jet	6,643,911	6,940,246	(4.3) Percent

ExpressJet	733,731	508,704	44.2 Percent

PASSENGER LOAD FACTOR
Domestic	81.8 Percent	77.5 Percent	4.3 Points

International	79.8 Percent	80.6 Percent	(0.8) Points
Transatlantic	85.5 Percent	87.2 Percent	(1.7) Points
Latin America	77.1 Percent	72.0 Percent	5.1 Points
Pacific	70.8 Percent	79.8 Percent	(9.0) Points

Total Jet	81.0 Percent	78.7 Percent	2.3 Points

ExpressJet	73.5 Percent	68.0 Percent	5.5 Points

CARGO REVENUE TON MILES (000)
Total	75,457	77,100	(2.1) Percent

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JUNE 2003 OPERATIONAL PERFORMANCE/PAGE 4

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	17,288,135	18,017,223	(4.0) Percent

International	10,658,376	11,500,944	(7.3) Percent
Transatlantic	4,696,156	4,947,325	(5.1) Percent
Latin America	3,895,550	3,916,193	(0.5) Percent
Pacific	2,066,670	2,637,426	(21.6) Percent

Total Jet	27,946,511	29,518,167	(5.3) Percent

ExpressJet	2,534,187	1,837,998	37.9 Percent

AVAILABLE SEAT MILES (000)
Domestic	23,130,006	24,299,734	(4.8) Percent

International	15,114,081	15,225,090	(0.7) Percent
Transatlantic	6,498,639	6,384,889	1.8 Percent
Latin America	5,393,728	5,379,483	0.3 Percent
Pacific	3,221,714	3,460,718	(6.9) Percent

Total Jet	38,244,087	39,524,824	(3.2) Percent

ExpressJet	3,840,090	2,956,402	29.9 Percent

PASSENGER LOAD FACTOR
Domestic	74.7 Percent	74.1 Percent	0.6 Points

International	70.5 Percent	75.5 Percent	(5.0) Points
Transatlantic	72.3 Percent	77.5 Percent	(5.2) Points
Latin America	72.2 Percent	72.8 Percent	(0.6) Points
Pacific	64.1 Percent	76.2 Percent	(12.1) Points

Total Jet	73.1 Percent	74.7 Percent	(1.6) Points

ExpressJet	66.0 Percent	62.2 Percent	3.8 Points

CARGO REVENUE TON MILES (000)
Total	458,556	432,458	6.0 Percent

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JUNE 2003 OPERATIONAL PERFORMANCE/PAGE 5

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS

JUNE	2003	2002	Change
On-Time Performance[1]	81.4%	81.5%	(0.1) Points

Completion Factor[2]	99.9%	99.7%	0.2 Points

YEAR-TO-DATE	2003	2002	Change
On-Time Performance[1]	83.8%	85.2%	(1.4) Points

Completion Factor[2]	99.3%	99.8%	(0.5) Points

May 2003 actual consolidated breakeven load factor[3,5]			55.4 Percent

June 2003 estimated year-over-year RASM change			(1)-1 Percent

June 2003 estimated average price per gallon of fuel, excluding fuel taxes			79.0 Cents

June 2003 estimated consolidated breakeven load factor[3]			77 Percent

June 2003 actual consolidated load factor[4]			80.3 Percent

July 2003 estimated consolidated breakeven load factor[3]			81 Percent

YEAR-OVER-YEAR RASM[6]	2002 vs. 2001	2002 vs. 2000
May	(6.3) Percent	(15.1) Percent
June	(5.5) Percent	(15.5) Percent
July	(4.0) Percent	(13.5) Percent
August	(2.7) Percent	(15.2) Percent
September	10.8 Percent	(17.6) Percent
October	9.3 Percent	(15.7) Percent
November	(1.7) Percent	(18.4) Percent
December	10.1 Percent	(5.7) Percent
	2003 vs. 2002	2003 vs. 2001
January	3.6 Percent	(10.9) Percent
February	(0.4) Percent	(11.3) Percent
March	(11.8) Percent	(17.4) Percent
April	(1.1) Percent	(11.3) Percent
May	2.0 Percent	(4.4) Percent
June (estimated)	(1)-1 Percent	(5-7) Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields,

fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at

continental.com in the Investor Relations-Financial/Traffic Releases section.

4 Includes Continental Airlines and Continental Express

5 Security fee reimbursement of $176 million accounts for 24.5 percentage points.

6 CAL has been releasing RASM data since May 2001

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